EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2007, relating to the consolidated financial statements and related financial statement schedule of Netlist, Inc. and subsidiaries as of December 30, 2006 and December 31, 2005 and for each of the years in the two-year period ended December 30, 2006, which reports are included in Netlist, Inc.’s Annual Report on Form 10-K for the year ended December 30, 2006.

/s/ KMJ CORBIN & COMPANY LLP (formerly Corbin & Company, LLP)

Irvine, California

September 17, 2007